Prospectus Supplement                           Filed pursuant to Rule 424(b)(3)
(to the prospectus dated May 1, 2000)                 Registration No. 333-31530



                             AT HOME CORPORATION

                  6,322,003 Shares of Series A Common Stock

                                ------------

     This prospectus supplement relates to the resale by selling stockholders named on pages 22 to 25 of the prospectus dated May 1, 2000, to which this prospectus supplement is attached.

     This prospectus supplement should be read in conjunction with the prospectus dated May 1, 2000 which is to be delivered with this prospectus supplement. All capitalized terms used but not defined in this prospectus supplement shall have the meanings given to them in the prospectus.

     The information in the table appearing under the heading "Selling Stockholders - Former Stockholders of Hartford House, Ltd. and Kendara, Inc." and the related footnotes in the prospectus are superseded in full by the information appearing in the table below:

                                                                             Shares                 Total Shares
                                                                             Owned                   that May be
Name                                                                    Before the Offering             Offered
----                                                                    -------------------         ----------------
Fortuna Ventures, L.P (1).                                                     1,553,240                 1,553,240
Stephen Schutz and Susan Schutz, Trustees under Trust dated                    1,062,665                 1,062,665
 December 19, 1985 (1)
Jared Schutz (1)                                                                 823,093                   823,093
Mohr, Davidow Ventures V, L.P. (2)                                               475,446                   475,446
Pavani Diwanji (3)                                                               286,580                   286,580
Freeman Murray (4)                                                               233,996                   233,996
Bret Comolli (5)                                                                  80,791                    80,791
IVP Broadband Fund L.P. (6)                                                       51,123                    51,123
Robert Polis, as Trustee of the Robert Nathan Polis Revocable                     46,472                    46,472
 Trust dated August 25, 1993 (1)
Regents of the University of California                                           38,321                    38,321
Mohr, Davidow Ventures V, L.P. as nominee for MDV Entrepreneurs'                  35,786                    35,786
 Network Fund II(A), L.P. and MDV Entrepreneurs' Network Fund
 II(B), L.P. (2)
Yale University                                                                   34,489                    34,489
Horsley Bridge Fund V, L.P.                                                       31,934                    31,934
Brian Wilson                                                                      29,578                    29,578
Carnegie Corporation of New York                                                  25,548                    25,548

                                                                             Shares                 Total Shares
                                                                             Owned                   that May be
Name                                                                    Before the Offering             Offered
----                                                                    -------------------         ----------------
Endowment Venture Partners III, L.P.                                              25,548                    25,548
Ford Foundation                                                                   22,993                    22,993
Jean Michel Leon and Christilla Leon                                              19,719                    19,719
Andrew W. Mellon Foundation                                                       19,161                    19,161
Leland Stanford Junior University                                                 19,161                    19,161
Nassau Capital (Princeton)                                                        19,161                    19,161
St. Paul Venture Capital                                                          19,161                    19,161
Gleb Budman                                                                       14,000                    14,000
Howard Hughes Medical Institute                                                  12, 774                    12,774
Harvard Private Capital Holdings, Inc.                                           12, 773                    12,773
Mutual Life Insurance Company of New York                                         12,773                    12,773
Northwestern University                                                          12, 773                    12,773
Stuart Cheshire                                                                   11,831                    11,831
The Duke Endowment                                                                10,219                    10,219
Ewing Marion Kauffman Foundation                                                  10,219                    10,219
Rockefeller Foundation                                                            10,219                    10,219
Gothic Corporation (Duke University)                                              10,219                   10, 219
Williams College                                                                  10,219                    10,219
Jason Knight                                                                       9,859                     9,859
Heinrich Gantenbein                                                                9,859                     9,859
Brinson Partnership Fund Trust-1998 Primary Fund                                   9,529                     9,529
Paul B. Callahan                                                                   7,887                     7,887
Vlad Bolshakov                                                                     7,887                     7,887
Arthur Van Hoff                                                                    7,697                     7,697
David Cheriton                                                                     7,697                     7,697
EDS Retirement Plan Trust                                                          7,345                     7,345
HB-PGGM Fund II, L.P.                                                              6,387                     6,387
Knightsbridge Venture Capital IV, L.P.                                             6,387                     6,387

                                                                             Shares                 Total Shares
                                                                             Owned                   that May be
Name                                                                    Before the Offering             Offered
----                                                                    -------------------         ----------------
Santa Clara University                                                             6,387                     6,387
Vulcan Ventures Inc.                                                               6,387                     6,387
State Universities Retirement System                                               6,068                     6,068
SBC Master Pension Trust                                                           6,068                     6,068
Christopher Kelly                                                                  5,915                     5,915
G & H Partners                                                                     5,842                     5,842
Scott Eikenberry and Ashley Eikenberry                                             4,929                     4,929
Cory Cooke and Janelle Hargrove                                                    4,929                     4,929
Noel Wilson                                                                        4,929                     4,929
Michael Sheridan                                                                   4,046                     4,046
Donna Novitsky                                                                     3,943                     3,943
Knightsbridge Associate Investors IX, L.P.                                         3,832                     3,832
Orange County Employees Retirement System                                          3,832                     3,832
Yale University Staff Retirement Plan                                              3,832                     3,832
Brinson Partnership Fund-1998 Primary Fund, L.P.                                   3,181                     3,181
Duke University Employee Retirement Plan                                           2,555                     2,555
Knightsbridge Netherlands I, L.P.                                                  2,555                     2,555
1998 Primary Brinson Partnership Fund Offshore Series Company                      2,299                     2,299
 Ltd.
Wendy Riggs                                                                        1,971                     1,971
Steve Jessey                                                                       1,854                     1,854
Martin Foster                                                                      1,676                     1,676
Carol Dressler                                                                     1,603                     1,603
Richard P. Yoon                                                                    1,577                     1,577
Laura Bidinger and Joseph Bidinger                                                 1,577                     1,577
Miko Matsumora                                                                     1,577                     1,577
Geoffrey Y. Yang or Amy S. Yang, Trustees for the Yang Family                      1,354                     1,354
 Trust U/D/T dated 4/11/94
Mary Jane Elmore or William B. Elmore, General Partners for                        1,319                     1,319
 Elmore Family Investments, L.P.
T. Peter Thomas & Jacqueline Sue Stewart, trustees of the                          1,255                     1,255
 Thomas-Stewart Family Trust U/D/T dated 10/16/96

                                                                             Shares                 Total Shares
                                                                             Owned                   that May be
Name                                                                    Before the Offering             Offered
----                                                                    -------------------         ----------------
Munex Stock Holding Company, LLC                                                   1,161                     1,161
John M. McQuillan                                                                  1,141                     1,141
Bob Adler                                                                          1,090                     1,090
L. James Strand & Laura Strand, Trustees for the L. James &                        1,074                     1,074
 Laura Strand Trust U/A/D 5/30/91
Ruthann Quindlen or David E. Liddle, Trustees for the David E.                       954                       954
 Liddle and Ruthann Quindlen Trust U/D/T dated 7/5/84 as amended
 3/16/94
Drakes Landing Associates, L.P.                                                      929                       929
Samuel D. Colella or Nancy R. Colella, Trustees for the Colella                      906                       906
 Family Trust U/A/D 9/21/92
Sigma Ventures                                                                       883                       883
Melissa Criqui                                                                       788                       788
Aulis & Co.                                                                          697                       697
Foster & Foster                                                                      697                       697
Samuel D. Colella or Nancy R. Colella, General Partner for the                       672                       672
 Colella Family Partners
Peter C. Gotcher                                                                     592                       592
Antaeus Enterprises, Inc.                                                            581                       581
BancBoston Investments, Inc.                                                         581                       581
St. Paul's School                                                                    581                       581
Stathis Andris                                                                       581                       581
Trustees of Phillips Academy                                                         581                       581
Reid W. Dennis and Margaret E. Dennis, Trustees, Under the Reid                      544                       544
 and Margaret Dennis Living Trust U/A/D July 7, 1989
Norman A. Fogelsong or Jill M. Fogelsong, Trustees for the                           536                       536
 Norman A. and Jill M. Fogelsong Trust U/T/A dated 3/22/84
The Prospect Hill Foundation                                                         523                       523
William P. Tai                                                                       501                       501
Hardscrabble Associates Partnership                                                  395                       395
James Gosling                                                                        394                       394
Geoff Baehr                                                                          394                       394
Steve Arnold                                                                         394                       394
Ashmeet Sidana                                                                       394                       394
Jeff Whipps                                                                          394                       394
Neil Leslie Robertson and Rebecca B. Robertson, trustees of the                      393                       393
 Robertson Family Trust U/D/T dated 5/7/98
The American School of Classical Studies at Athens                                   348                       348
The Fullerton Trust                                                                  348                       348
C. Bradford Jeffries                                                                 290                       290

                                                                             Shares                 Total Shares
                                                                             Owned                   that May be
Name                                                                    Before the Offering             Offered
----                                                                    -------------------         ----------------
HKL I L.L.C.                                                                         279                       279
John K. Tillotson                                                                    272                       272
Mary Jane Elmore, Trustee for the Fogelsong Childrens Trust                          268                       268
 U/T/A dated 8/1/85
Timothy M. Haley and Ethna C. McGourty, Trustees of the                              262                       262
 Haley-McGourty Family Trust U/D/T 9/27/96
R. Thomas Dyal                                                                       236                       236
Foster Family Limited Partnership                                                    232                       232
Donald E. Sveen                                                                      232                       232
Louisville Presbyterian Theological Seminary                                         232                       232
Patricia A. Zuch                                                                     232                       232
Richard J. Franke                                                                    232                       232
Stanford Retirement Annuity Plan                                                     232                       232
J. James Strand or Laura Strand, General Partner for JLS Partners                    181                       181
Jeffries Investment Group                                                            174                       174
Robert W. Maier                                                                      174                       174
The Sperry Fund                                                                      174                       174
Nancy E. McCroskey, Trustee under the McCroskey Trust Agreement                      162                       162
 dated 3/15/84
Allen Beasley                                                                        149                       149
Venture Investment Management Company III, L.P.                                      128                       128
Alfred L. McDougal Trust                                                             116                       116
Domanada Foundation                                                                  116                       116
Franke Family Charitable Foundation                                                  116                       116
GC & H Investments                                                                   116                       116
McDougal Family Foundation                                                           116                       116
Pilot Trading Trust                                                                  116                       116
Stephen P. Norman                                                                    116                       116
Syndics Investment Corporation, Ltd.                                                 116                       116
The R.E.K. Profit Sharing Plan                                                       116                       116
William M. Kearns, Jr.                                                               116                       116
William S. Beinecke                                                                  116                       116
Marko Balabanovic                                                                     49                        49
Louise Pegher, Trustee for the Julia Carver 1991 Trust U/T/A                          44                        44
 dated 6/18/91
Louise Pegher, Trustee for the Dana Clevenger 1991 Trust U/T/A                        44                        44
 dated 6/18/91
Louise Pegher, Trustee for the Michelle Colella 1991 Trust U/T/A                      44                        44
 dated 6/18/91
Louise Pegher, Trustee for the Mark Colella 1991 Trust U/T/A                          44                        44
 dated 6/18/91

                                                                             Shares                 Total Shares
                                                                             Owned                   that May be
Name                                                                    Before the Offering             Offered
----                                                                    -------------------         ----------------
Geoffrey Y. Yang, Trustee for the Haley-McGourty Children's                           29                        29
 Trust U/T/A dated April 10, 1998
Mary Jane Elmore, Trustee for the Megan C. Yang Trust U/T/A                           23                        23
 dated 5/13/96
Timothy M. Haley, Trustee of Peter Wu-Sung Yang 1998 Trust U/T/A                      23                        23
 dated 3/19/98
Jane Prusakova                                                                        19                        19
Michele Colella Sloat and Mark Samuel Colella, Trustees for the                        6                         6
 CGK Trust, U/T/A dated 4/13/98
                Total                                                          5,285,600                 5,285,600

-------------
(1) Based on information provided to us as of February 25, 2000.

(2) Prior to our acquisition of Kendara, Mohr, Davidow Ventures V, L.P. and Mohr, Davidow Ventures V, L.P. as nominee for MDV Entrepreneurs' Network Fund II(A), L.P. and MDV Entrepreneurs' Network Fund II(B), L.P. together held approximately 18.4% of the fully-diluted common shares of Kendara, and Jonathan Feiber, a representative of these partnerships, served as a director of Kendara.

(3) Pavani Diwanji was Chief Technical Officer and a director of Kendara. Prior to our acquisition of Kendara, Ms. Diwanji held approximately 23.2% of the fully-diluted common shares of Kendara.

(4) Freeman Murray was Secretary of Kendara. Prior to our acquisition of Kendara, Mr. Murray held approximately 19.0% of the fully-diluted common shares of Kendara.

(5) Bret Comolli was Chief Executive Officer and a director of Kendara. Prior to our acquisition of Kendara, Mr. Comolli held approximately 10.5% of the fully-diluted common shares of Kendara.

(6) Prior to our acquisition of Kendara, Institutional Venture Partners VIII, L.P., IVP Broadband Fund L.P. and IVM Investment Fund VIII, LLC together held approximately 18.4% of the fully-diluted common shares of Kendara, and Timothy M. Haley, a representative of these partnerships, served as a director of Kendara.

                                 ------------

     Investing in our Series A common stock involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 4 of the prospectus.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this prospectus supplement is June 1, 2000.